Exhibit 99.1
DuPont Reports First Quarter 2026 Results

Exceeds First Quarter 2026 Guidance
Raises Full Year 2026 Guidance

First Quarter 2026 Highlights
•Net Sales of $1.7 billion increased 4%; organic sales increased 2% versus year-ago period
•GAAP Income from continuing operations of $150 million; operating EBITDA of $414 million
•    GAAP EPS from continuing operations of $0.36; adjusted EPS of $0.55
•    Cash provided by operating activities from continuing operations of $232 million; transaction-adjusted free cash flow of $147 million
•    Completed the previously announced divestiture of the Aramids business on April 1st
•    Announces $275 million accelerated share repurchase expected to be launched imminently

WILMINGTON, Del., May 5, 2026 - DuPont (NYSE: DD) announced its financial results(1) for the first quarter ended March 31, 2026 and raised financial guidance for the full year 2026.

“We delivered a strong start to the year, exceeding our financial guidance through disciplined commercial and operational execution” said Lori Koch, DuPont Chief Executive Officer. “Our teams remained focused on our customers and delivered organic growth, margin expansion, and double-digit adjusted EPS growth, along with solid cash flow generation in the quarter.”

“Our strategic priorities are clear and we remain focused on value creation by serving our customers, driving commercial and operational excellence and allocating capital thoughtfully to deliver consistent performance to our shareholders,” Koch concluded.

First Quarter 2026 Consolidated Results(1)

Dollars in millions, except EPS	1Q’26	1Q’25	Change vs. 1Q’25	Organic Sales (2) vs. 1Q’25
Net sales	$1,681	$1,612	4%	2%
GAAP Income from continuing operations	$150	$80	88%
Operating EBITDA(2)	$414	$360	15%
Operating EBITDA margin(2) %	24.6%	22.3%	230 bps
GAAP EPS from continuing operations	$0.36	$0.19	89%
Adjusted EPS(2)	$0.55	$0.36	53%
Cash provided by operating activities – cont. ops.	$232	$77	201%
Transaction-adjusted free cash flow(2)	$147	$8	n.m

(1)Results and cash flows are presented on a continuing operations basis. See page 6 for further information, including the basis of presentation included in this release.
(2)Organic sales, operating EBITDA, operating EBITDA margin, adjusted EPS, transaction-adjusted free cash flow and transaction-adjusted free cash flow conversion are non-GAAP measures and only reflect continuing operations. See page 6 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 13 of this communication.

Net sales
•Net sales were up 4% on a 2% increase in organic sales and a 2% currency benefit.
•    3% organic sales growth in Healthcare & Water Technologies; about flat organic sales growth in Diversified Industrials.

GAAP Income from continuing operations
•GAAP Income/GAAP EPS from continuing operations improved on higher segment earnings and lower interest expense, partially offset by the absence of a prior year gain on interest rate swaps.

Operating EBITDA
•Operating EBITDA increased on organic growth, favorable mix and productivity.

Adjusted EPS
•Adjusted EPS increased on higher segment earnings and lower interest expense, corporate costs and tax rate.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations in the quarter of $232 million, capital expenditures of $102 million and separation-related transaction costs and other payments of $17 million resulted in transaction-adjusted free cash flow and related conversion of $147 million and 65%, respectively.

First Quarter 2026 Segment Highlights

Healthcare & Water Technologies

Dollars in millions	1Q’26	1Q’25	Change vs. 1Q’25	Organic Sales(2) vs. 1Q’25
Net sales	$806	$763	6%	3%
Operating EBITDA	$244	$223	9%
Operating EBITDA margin %	30.3%	29.2%	110 bps

Net sales
•Net sales increased 6% on organic sales growth of 3% and a currency benefit of 3%.
◦Healthcare Technologies sales up high-single digits on an organic basis on broad-based growth led by medical packaging and biopharma.
◦Water Technologies sales down low to mid-single digits on an organic basis as strength in industrial water and microelectronics markets were more than offset by logistics disruptions in the Middle East.

Operating EBITDA
•Operating EBITDA increased on organic growth and productivity.
•    Operating EBITDA margin of 30.3% increased 110 basis points on organic growth, favorable mix and productivity.

Diversified Industrials

Dollars in millions	1Q’26	1Q’25	Change vs. 1Q’25	Organic Sales(2) vs. 1Q’25
Net sales	$875	$849	3%	~flat
Operating EBITDA	$200	$185	8%
Operating EBITDA margin %	22.9%	21.8%	110 bps

Net sales
•Net sales increased 3% on a currency benefit of 3%. Organic sales were about flat in the quarter.
◦Building Technologies sales down low-single digits on an organic basis from ongoing weakness in construction markets.
◦Industrial Technologies sales up low-single digits on an organic basis on strength in aerospace and automotive, partially offset by declines in the printing and packaging businesses.

Operating EBITDA
•Operating EBITDA increased on favorable mix and productivity.
•    Operating EBITDA margin of 22.9% increased 110 basis points on favorable mix and productivity.

2026 Financial Outlook

Dollars in millions, except EPS	2Q’26E	Full Year 2026E
Net sales	~$1,800	$7,155 - $7,215
Operating EBITDA(2)	~$430	$1,730 - $1,760
Adjusted EPS(2)	~$0.59	$2.35 - $2.40

“For the second quarter 2026, we estimate net sales of about $1.8 billion, operating EBITDA of about $430 million and adjusted EPS of approximately $0.59 per share,” said Antonella Franzen, DuPont Chief Financial Officer. “Our second quarter guidance estimates organic sales growth of about 3%, with currency a slight tailwind in the quarter.”

“We are raising our full year 2026 guidance given our strong start to the year and the interest income benefit from the Aramids transaction. In addition, our full year net sales guidance now assumes about 4% organic growth including about 1% of pricing due to actions taken to fully offset higher input costs related to the Middle East conflict,” Franzen concluded.

Conference Call
The Company will host a live webcast of its quarterly earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader, providing advanced solutions that help transform industries and improve everyday life across our key markets of healthcare, water, construction, and industrial. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Ann Giancristoforo ann.giancristoforo@dupont.com +1 989-294-5890	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On April 1, 2026, DuPont completed the sale of the Aramids business (the “Aramids Business" and the divestiture of the Aramids Business, the "Aramids Divestiture”) to Arclin, a portfolio company of an affiliate of TJC LP, (“TJC”), for pre-tax cash proceeds of approximately $1.2 billion, subject to customary transaction adjustments, a note receivable in the principal amount of $300 million and a non-controlling common equity interest (the "Aramids Equity Consideration"), valued at $325 million, in New Arclin U.S. Holding Corp., which now owns the Arclin global materials business and the Aramids Business. The financial results of the divested Aramids Business are reflected in DuPont's interim Consolidated Financial Statements as discontinued operations, along with comparative periods.

On March 18, 2026, the Company announced that it plans to seek approval at its 2026 Annual Meeting of Stockholders for an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect, at the discretion of DuPont’s Board of Directors (the "Board of Directors"), a reverse stock split of the Company’s common stock, par value $0.01 per share, at a ratio of not less than 1-for-2 or more than 1-for-4, with the exact ratio to be determined by the Board of Directors at a later date (the "Intended Reverse Stock Split"). If and when the Intended Reverse Stock Split is effected, the Certificate of Incorporation will also be amended to reflect a corresponding reduction in the number of authorized shares of the Company's common stock by the selected reverse stock split ratio. The interim Consolidated Financial Statements have not been retrospectively adjusted to reflect the Intended Reverse Stock Split, which remains subject to stockholder approval.

On November 1, 2025, DuPont completed the separation of its semiconductor and interconnect solutions businesses (the "Electronics Business" and the separation of the Electronics Business, the “Electronics Separation”) into an independent public company, Qnity Electronics, Inc. (“Qnity”), by way of the distribution to DuPont's stockholders of record as of October 22, 2025 of all the issued and outstanding common stock of Qnity on November 1, 2025 (the “Qnity Distribution”). As a result, the financial results of the divested Electronics Business, are reflected in the comparative period of DuPont's interim Consolidated Financial Statements as discontinued operations.

Cautionary Statement Regarding Forward-looking Statements
Certain statements in this release may be considered forward-looking statements, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, “outlook”, “stabilization”, “confident”, “preliminary”, “initial”, “continue”, “may”, “could”, “project”, “estimate”, “forecast” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to (i) the ability to realize the intended benefits of the Electronics Separation and the Qnity Distribution, including achievement of the intended tax treatment, contractual allocation to, and assumption by Qnity of certain liabilities, including certain legacy liabilities with respect to per- and polyfluoroalkyl substances ("PFAS") and the possibility of disputes, litigation or unanticipated costs in connection with the Electronics Separation and Qnity Distribution; (ii) the impact of the Aramids Divestiture on DuPont’s balance sheet, financial condition and future results of operations; (iii) risks and costs related to the impact of the arrangement to share future eligible PFAS costs by and among DuPont, Corteva, Inc. and The Chemours Company, including the outcome of pending or future litigation related to PFAS or PFOA, which includes personal injury claims and natural resource damages claims; the extent and cost of ongoing and potential future remediation obligations; and changes in laws and regulations applicable to PFAS chemicals; (iv) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the Electronics Separation, the Aramids Divestiture and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (v) risks and uncertainties that are outside the Company’s control but adversely impact the overall environment in which DuPont, its customers and/or its suppliers operate, including changes in economic, political, regulatory, international trade, geopolitical, military conflicts, capital markets and other external conditions, including pandemics and responsive actions, as well as natural and other disasters or weather-related events; (vi) the ability to offset increases in cost of inputs, including raw materials, energy and logistics; (vii) the risks and uncertainties associated with continuing or expanding geopolitical conflicts or trade disputes or restrictions and responsive actions, new or increased tariffs or export controls, including on exports to China of U.S.-regulated products and technology; (viii) other risks to DuPont’s business and operations, including the risk of impairment; (ix) risks and uncertainties in connection with completing the $2 billion share buyback announced on November 6, 2025, including timeline, associated costs and the possibility that the authorization may be suspended or discontinued prior to completion; (x) the ability to implement, and realize the intended benefits of, the Intended Reverse Stock Split; (xi) the impact of the invalidation of certain tariffs imposed under the International Emergency Economic Powers Act and (xii) other risk factors discussed in DuPont’s most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these Non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Key Terms

Significant Items

Significant items are items that arise outside the ordinary course of business for the Company and includes items for nonconsolidated affiliates, that the Company’s management believes may cause misinterpretation of underlying business and investment performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance. There were no significant items associated with nonconsolidated affiliates recorded for the three month periods ended March 31, 2026 and March 31, 2025.

Future Reimbursable Indirect Costs

Indirect costs, such as those related to corporate and shared service functions previously allocated to the separated Electronics Business and Aramids Business, do not meet the criteria for discontinued operations and are reported within continuing operations in all respective periods presented. The Company has, is, will or expects to be reimbursed in accordance with the applicable transition service agreements (“TSAs”) for the portion of indirect costs related to activities the Company is, will or expects to undertake on a transitional basis to support a) Qnity not beyond year end 2027 for services and 2040 for site leases and, b) the Aramids Business post the intended Aramids Divestiture, but not beyond 2028 (such indirect costs “Future Reimbursable Indirect Costs”). Services provided and costs reimbursed in accordance with the applicable TSAs include but are not limited to, costs associated with information technology services/support, product stewardship and regulatory support, facilities services, and shared property lease costs.

Future Reimbursable Indirect Costs do not meet the criteria for discontinued operations and therefore are included in both GAAP Net Income from Continuing Operations and in GAAP Cash provided by operating activities-continuing operations for all periods presented. Future Reimbursable Indirect Costs are excluded from Adjusted Earnings, Operating EBITDA and Transaction-Adjusted Free Cash Flow, each defined below. Such indirect costs that are not subject to future reimbursement are reported within continuing operations in Corporate and are included within Adjusted Earnings, Operating EBITDA, and Cash provided by operating activities-continuing operations.

Corporate DDOB Remediation Costs

Corporate DDOB Remediation Costs are environmental remediation costs, including certain investigate, remediate and restoration costs, associated with discontinued or divested operations, businesses or product lines (“Corporate DDOB Remediation Costs”). DDOB Remediation Costs are excluded from Adjusted Earnings and Operating EBITDA, as defined below, to provide better insight into the underlying business performance of the Company.

Non-GAAP Measure Definitions

Organic Sales

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Adjusted Earnings

Adjusted Earnings is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs, Future Reimbursable Indirect Costs and Corporate DDOB Remediation Costs.

Adjusted Earnings is the numerator used in the calculation of Adjusted EPS, as well as the denominator in Adjusted Free Cash Flow Conversion.

Adjusted EPS

Adjusted EPS is defined as Adjusted Earnings per common share - diluted. Management estimates amortization expense in 2026 associated with intangibles to be about $275 million on a pre-tax basis, or approximately $0.51 per share.

Operating EBITDA, EBITDA Margin & Incremental Margin

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, Corporate DDOB Remediation Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Incremental Margin is the change in Operating EBITDA divided by the change in Net Sales for the applicable period.

Adjusted Free Cash Flow & Adjusted Free Cash Flow Conversion

Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, Adjusted Free Cash Flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company’s primary source of liquidity, cash provided by operating activities from continuing operations. Management believes Adjusted Free Cash Flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. Management notes that there were no exclusions for items that are unusual in nature and/or infrequent in occurrence for the three month period ended March 31, 2026.

Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow divided by Adjusted Earnings. Management uses Adjusted Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

Transaction Adjusted Free Cash Flow & Transaction Adjusted Free Cash Flow Conversion

Management believes supplemental non-GAAP financial measures including Transaction-Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow Conversion (each defined below) provide an integral view of information on the Company's underlying business performance during this period of transformational change. Management believes the Electronics Separation and Aramids Divestiture collectively represent a significant transformational change for the Company and separation-related transaction cost payments impact comparability to the Company’s continuing operations. Management believes Transaction-Adjusted Free Cash Flow, which may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. These non-GAAP financial measures are not intended to represent residual cash flow for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Transaction-Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and removing the impact of separation-related transaction costs and other payment and cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity.

Transaction-Adjusted Free Cash Flow Conversion is defined as Transaction-Adjusted Free Cash Flow excluding separation-related transaction costs, divided by Adjusted Earnings.

Separation-related transaction costs and other payments include cash outflows directly associated with the Electronics Separation and the Aramids Divestiture. These costs include advisor and banking fees, payments related to establishing a new capital structure (including fees associated with interest rate swaps), capital expenditures required to facilitate physical asset separation, restructuring payments associated with senior leadership, and Future Reimbursable Indirect Costs, among other expenditures.

Future Reimbursable Indirect Costs are excluded from Adjusted Earnings and Operating EBITDA. To provide comparable data analysis, the Company has also adjusted payments associated with Future Reimbursable Indirect Costs within Separation-related transaction costs and other payments. This adjustment is intended to provide insight into the Company's underlying business performance. For the three months ended March 31, 2026, the Company adjusted $8 million associated with Future Reimbursable Indirect Costs within Separation-related transaction costs and other payments.

Additionally, $3 million was reflected in Separation-related transaction costs and other payments for the three month period ended March 31, 2026, respectively, for capital expenditures incurred to complete the physical separation of shared locations.

Finally, $6 million of restructuring and short-term incentive program payments to former senior leadership were reflected in Separation-related transaction costs and other payments for the three month period ended March 31, 2026. These payments were reflected in other cash payments as they related to the establishment of the post-spin leadership structure.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

	Three Months Ended March 31,
In millions, except per share amounts (Unaudited)	2026	2025
Net sales	$1,681	$1,612
Cost of sales	1,079	1,069
Research and development expenses	47	50
Selling, general and administrative expenses	255	234
Amortization of intangibles	68	75
Restructuring and asset related charges - net	46	39
Acquisition, integration and separation costs	—	50
Equity in loss of nonconsolidated affiliates	(1)	(15)
Sundry income (expense) - net	36	100
Interest expense	40	83
Income from continuing operations before income taxes	$181	$97
Provision for income taxes on continuing operations	31	17
Income from continuing operations, net of tax	$150	$80
Income (loss) from discontinued operations, net of tax	14	(661)
Net income (loss)	$164	$(581)
Net income attributable to noncontrolling interests	3	8
Net income (loss) available for DuPont common stockholders	$161	$(589)

Per common share data:
Earnings per common share from continuing operations - basic	$0.36	$0.19
Earnings (loss) per common share from discontinued operations - basic	0.03	(1.59)
Earnings (loss) per common share - basic	$0.39	$(1.41)
Earnings per common share from continuing operations - diluted	$0.36	$0.19
Earnings (loss) per common share from discontinued operations - diluted	0.03	(1.59)
Earnings (loss) per common share - diluted	$0.39	$(1.40)

Weighted-average common shares outstanding - basic	410.1	418.5
Weighted-average common shares outstanding - diluted	412.8	419.9

DuPont de Nemours, Inc.
Condensed Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	March 31, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$710	$715
Restricted cash and cash equivalents	42	42
Accounts and notes receivable - net	1,699	1,669
Inventories	1,209	1,172
Prepaid and other current assets	130	121
Assets of discontinued operations	1,853	1,856
Total current assets	$5,643	$5,575
Property, plant and equipment - net of accumulated depreciation (March 31, 2026 - $3,634; December 31, 2025 - $3,565)	3,426	3,464
Other Assets
Goodwill	7,865	7,915
Other intangible assets	2,860	2,936
Investments and noncurrent receivables	452	432
Deferred income tax assets	264	282
Deferred charges and other assets	939	971
Total other assets	$12,380	$12,536
Total Assets	$21,449	$21,575
Liabilities and Equity
Current Liabilities
Short-term borrowings	$40	$60
Accounts payable	882	995
Income taxes payable	49	54
Accrued and other current liabilities	833	882
Liabilities of discontinued operations	299	314
Total current liabilities	$2,103	$2,305
Long-Term Debt	3,132	3,134
Other Noncurrent Liabilities
Deferred income tax liabilities	378	405
Pension and other post-employment benefits - noncurrent	414	432
Other noncurrent obligations	1,184	1,196
Total other noncurrent liabilities	$1,976	$2,033
Total Liabilities	$7,211	$7,472
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2026: 409,867,418 shares; 2025: 409,195,445 shares)	4	4
Additional paid-in capital	38,849	38,718
Accumulated deficit	(24,201)	(24,278)
Accumulated other comprehensive loss	(612)	(525)
Total DuPont stockholders' equity	$14,040	$13,919
Noncontrolling interests	198	184
Total equity	$14,238	$14,103
Total Liabilities and Equity	$21,449	$21,575

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

	Three Months Ended March 31,
In millions (Unaudited)	2026	2025
Operating Activities
Net income (loss)	$164	$(581)
Income (loss) from discontinued operations	14	(661)
Net income from continuing operations	$150	$80
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155	160
Credit for deferred income tax and other tax related items	(12)	(5)
Losses of nonconsolidated affiliates plus dividends received	2	16
Net periodic pension benefit costs	3	1
Periodic benefit plan contributions	(12)	(13)
Restructuring and asset related charges - net	46	39
Interest rate swap gain	—	(78)
Stock based compensation	13	7
Donatelle contingent earn-out true-up	(6)	—
Other net income	(3)	(6)
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	23	(45)
Inventories	(48)	(49)
Accounts payable	(6)	(8)
Other assets and liabilities, net	(73)	(22)
Cash provided by operating activities - continuing operations	$232	$77
Investing Activities
Capital expenditures	(102)	(122)
Other investing activities, net	—	2
Cash used for investing activities - continuing operations	$(102)	$(120)
Financing Activities
Changes in short-term borrowings	(20)	—
Proceeds from issuance of Company stock	84	4
Employee taxes paid for share-based payment arrangements	(16)	(16)
Distributions to noncontrolling interests	(11)	(5)
Dividends paid to stockholders	(82)	(172)
Other financing activities, net	1	—
Cash used for financing activities - continuing operations	$(44)	$(189)
Cash Flows from Discontinued Operations
Cash (used for) provided by operations - discontinued operations	(79)	274
Cash used for investing activities - discontinued operations	(6)	(127)
Cash used for financing activities - discontinued operations	(3)	(17)
Cash (used for) provided by discontinued operations	$(88)	$130
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	13
Decrease in cash, cash equivalents and restricted cash	$(7)	$(89)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	757	1,834
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	3	58
Cash, cash equivalents and restricted cash at beginning of period	$760	$1,892
Cash, cash equivalents and restricted cash from continuing operations, end of period	752	1,752
Cash, cash equivalents and restricted cash from discontinued operations, end of period	1	51
Cash, cash equivalents and restricted cash at end of period	$753	$1,803

DuPont de Nemours, Inc.
Select Segment Information and Non-GAAP Measures

Net Sales by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2026	Mar 31, 2025
Healthcare & Water Technologies	$806	$763
Diversified Industrials	875	849
Total	$1,681	$1,612

Net Sales Variance by Segment	Three Months Ended March 31, 2026
	Organic Sales	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Healthcare & Water Technologies	3%	3%	—%	6%
Diversified Industrials	—	3	—	3
Total	2%	2%	—%	4%

Operating EBITDA by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2026	Mar 31, 2025
Healthcare & Water Technologies	$244	$223
Diversified Industrials	200	185
Corporate [1]	(30)	(48)
Total	$414	$360
1.Corporate includes expenses of the Corporate function not allocated to specific business in the Company.

Equity in Earnings (Loss) of Nonconsolidated Affiliates by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2026	Mar 31, 2025
Healthcare & Water Technologies	$1	$—
Diversified Industrials	(1)	—
Corporate [1]	(1)	(15)
Total equity loss included in operating EBITDA (GAAP)	$(1)	$(15)
1.Corporate includes the equity interest acquired in the Delrin® Divestiture transaction.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended
In millions (Unaudited)	Mar 31, 2026	Mar 31, 2025
Income from continuing operations, net of tax (GAAP)	$150	$80
+ Provision for income taxes on continuing operations	31	17
Income from continuing operations before income taxes	$181	$97
+ Depreciation and amortization	155	160
'- Interest income [1,2]	10	17
'+ Interest expense [3]	40	82
'- Non-operating pension/OPEB benefit credits [1]	—	2
'- Foreign exchange gains (losses), net [1]	10	(3)
+ Future Reimbursable Indirect Costs	8	25
+ Corporate DDOB Remediation Costs	4	3
- Significant items charge	(46)	(9)
Operating EBITDA (non-GAAP)	$414	$360
1.Included in "Sundry income (expense) - net".
2.The three months ended March 31, 2025 excludes accrued interest income earned on employee retention credits. Refer to details of significant items on page 14.
3.The three months ended March 31, 2025 excludes interest rate swap basis amortization. Refer to details of significant items on page 14.

Reconciliation of "Cash provided by operating activities - continuing operations" to Adjusted Free Cash Flow [1] , Transaction-Adjusted Free Cash Flow[1] and calculation of "Adjusted Free Cash Flow Conversion" and "Transaction-Adjusted Free Cash Flow Conversion"
	Three Months Ended
In millions (Unaudited)	Mar 31, 2026	Mar 31, 2025
Cash provided by operating activities (GAAP) [2] - continuing operations	$232	$77
Capital expenditures	(102)	(122)
Adjusted free cash flow (non-GAAP)	$130	$(45)
Separation-related transaction cost and other payments[3]	17	53
Transaction-adjusted free cash flow (non-GAAP)	$147	$8

Adjusted earnings (non-GAAP) [4]	$226	$154
Adjusted free cash flow conversion (non-GAAP)	58%	(29)%
Transaction-adjusted free cash flow conversion (non-GAAP)	65%	5%
1.Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow are calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on pages 7-8 for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities - continuing operations" for the three month periods noted.
3.Other payments for the three months ended March 31, 2026 includes $6 million related to restructuring and short-term incentive program payments associated with former senior leadership, $3 million of separation-related capital expenditures and $8 million for Future Reimbursable Indirect Costs (as defined in our Non-GAAP definitions).
4.Refer to page 14 for the Non-GAAP reconciliations of Net income from continuing operations available for DuPont common stockholders to Adjusted Earnings (Non-GAAP).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended March 31, 2026
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$181	$147	$0.36
Less: Significant items
Restructuring and asset related charges - net	(46)	(36)	(0.08)	Restructuring and asset related charges - net
Other benefits (credits), net [4]	—	—	—	Sundry income (expense) - net; Selling, general and administrative expenses
Income tax items [5]	—	18	0.04	Provision for income taxes on continuing operations
Total significant items	$(46)	$(18)	$(0.04)
Less: Amortization of intangibles	(68)	(52)	(0.13)	Amortization of intangibles
Less: Future reimbursable indirect costs	(8)	(6)	(0.01)	Selling, general and administrative expenses
Less: Corporate DDOB remediation costs	(4)	(3)	(0.01)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$307	$226	$0.55

Significant Items Impacting Results for the Three Months Ended March 31, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$97	$78	$0.19
Less: Significant items
Acquisition, integration and separation costs	(50)	(43)	(0.10)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(39)	(33)	(0.08)	Restructuring and asset related charges - net
Interest rate swap mark-to-market loss [6]	77	60	0.14	Sundry income (expense) - net; Interest expense
Other benefits (credits), net [7]	3	3	0.01	Sundry income (expense) - net
Income tax items [8]	—	16	0.04	Provision for income taxes on continuing operations
Total significant items	$(9)	$3	$0.01
Less: Amortization of intangibles	(75)	(59)	(0.14)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	2	2	—	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(25)	(20)	(0.04)	Selling, general and administrative expenses
Less: Corporate DDOB remediation costs	(3)	(2)	—	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$207	$154	$0.36
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Includes benefits related to an adjustment of the Donatelle contingent earn-out liability ($6 million pre-tax benefit) and legal costs within the Healthcare & Water Technologies segment associated with a pending intellectual property matter ($3 million pre-tax cost), and legal costs associated with personal injury cases associated with Corian® Quartz, a product within the Diversified Industrials segment ($3 million pre-tax cost).
5.Reflects the 2026 income tax benefit primarily the result of a discrete tax benefit relating to a change in tax classification of a non-U.S. legal entity ($20 million pre-tax benefit).
6.The three months ended March 31, 2025 includes non-cash mark-to-market gain related to the 2022 Swaps and 2024 Swaps and the interest settlement loss on the 2022 Swaps. The three months March 31, 2025 also includes basis amortization on the 2022 Swaps ($1 million pre-tax, reflected in "Interest expense" within the Consolidated Statements of Operations).
7.Reflects the accrued interest earned on employee retention credits.
8.Reflects the income tax impact of certain internal restructurings related to the Electronics Separation.